Exhibit 8.1 to Form F-10

(Exhibit 25.1 to Form F-3)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of obligor as specified in its charter)

New York	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

One Columbus Circle New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

1 Columbus Circle

New York, New York 10019

(212) 250 – 2500

(Name, address and telephone number of agent for service)

THOMSON REUTERS CORPORATION

(Exact name of registrant as specified in its charter)

Ontario, Canada	2741	98-0176673
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number)

19 Duncan Street

Toronto, Ontario M5H 3H1, Canada

(647) 480-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

TR FINANCE LLC

(Exact name of registrant as specified in its charter)

SEE TABLE OF CO-REGISTRANTS

Delaware	84-3786645
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2900 Ames Crossing Road

Suite 100

Eagan, Minnesota 55121

(651) 687-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Debt Securities of Thomson Reuters Corporation

Debt Securities of TR Finance LLC

Guarantees of Debt Securities of TR Finance LLC

Guarantees of Debt Securities of Thomson Reuters Corporation

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization	Address and Telephone Number of Principal Executive Offices
Thomson Reuters Applications Inc.	74-3053016	Delaware	2900 Ames Crossing Road Suite 100 Eagan, Minnesota 55121 (651) 687-7000

Thomson Reuters (Tax & Accounting) Inc.	75-1297386	Texas	6160 Warren Parkway Suite 700 Frisco, Texas 75034 (800) 327-8829

West Publishing Corporation	41-1426973	Minnesota	2900 Ames Crossing Road Suite 100 Eagan, Minnesota 55121 (651) 687-7000

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

Not Applicable.

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998;Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	A copy of existing By-Laws of Deutsche Bank Trust Company Americas, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-271647.
Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 19th day of March, 2025.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Irina Golovashchuk
Irina Golovashchuk
Vice President

Board of Governors of the Federal Reserve System Federal Deposit Insurance Corporation Office of the Comptroller of the Currency OMB Number 7100-0036 OMB Number 3064-0052 OMB Number 1557-0081 Approval expires June 30, 2027 Page 1 of 86 , Federal Financial Institutions Examination Council Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041 Report at the close of business December 31, 2024 This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations). Unless the context indicates otherwise, the term "bank" in this report form refers to both banks and savings associations. 20241231 (RCON 9999) This report form is to be filed by banks with domestic offices only and total consolidated assets of less than $100 billion, except those banks that file the FFIEC 051, and those banks that are advanced approaches institutions for regulatory capital purposes that are required to file the FFIEC 031. NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations. I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief. We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct. Signature of Chief Financial Officer (or Equivalent) 1/30/2025 Date of Signature Director (Trustee) Director (Trustee) Director (Trustee) Submission of Reports Each bank must file its Reports of Condition and Income (Call Report) data by either: (a) Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or (b) Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR. For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at cdr.help@cdr.ffiec.gov. To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files. The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount. FDIC Certificate Number 623 (RSSD 9050) DEUTSCHE BANK TRUST COMPANY AMERICAS Legal Title of Bank (RSSD 9017) New York City (RSSD 9130) NY 10019 State Abbreviation (RSSD 9200) Zip Code (RSSD 9220) Legal Entity Identifier (LEI) 8EWQ2UQKS07AKK8ANH81 (Report only if your institution already has an LEI.) (RCON 9224) The estimated average burden associated with this information collection is 55.56 hours per respondent and is expected to vary by institution, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429. 06/2012 12/2024

FFIEC 041 Page 16 of 86 RC-1 Consolidated Report of Condition for Insured Banks , and Savings Associations for December 31, 2024 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet Dollar Amounts in Thousands RCON Amount Assets 1. Cash and balances due from depository institutions (from Schedule RC-A): a. Noninterest-bearing balances and currency and coin (1) 0081 43,000 1.a. b. Interest-bearing balances (2) 0071 15,590,000 1.b. 2. Securities: a. Held-to-maturity securities (from Schedule RC-B, column A) (3) JJ34 0 2.a. b. Available-for-sale debt securities (from Schedule RC-B, column D) 1773 384,000 2.b. c. Equity securities with readily determinable fair values not held for trading (4) JA22 0 2.c. 3. Federal funds sold and securities purchased under agreements to resell: a. Federal funds sold B987 0 3.a. b. Securities purchased under agreements to resell (5, 6) B989 5,920,000 3.b. 4. Loans and lease financing receivables (from Schedule RC-C): a. Loans and leases held for sale 5369 0 4.a. b. Loans and leases held for investment B528 15,154,000 4.b. c. LESS: Allowance for credit losses on loans and leases 3123 20,000 4.c. d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c) B529 15,134,000 4.d. 5. Trading assets (from Schedule RC-D) 3545 0 5. 6. Premises and fixed assets (includingright-of-use assets) 2145 0 6. 7. Other real estate owned (from Schedule RC-M) 2150 0 7. 8. Investments in unconsolidated subsidiaries and associated companies 2130 0 8. 9. Direct and indirect investments in real estate ventures 3656 0 9. 10. Intangible assets (from Schedule RC-M) 2143 2,000 10. 11. Other assets (from Schedule RC-F) (6) 2160 2,707,000 11. 12. Total assets (sum of items 1 through 11) 2170 39,780,000 12. Liabilities 13. Deposits: a. In domestic offices (sum of totals of columns A and C from Schedule RC-E) 2200 27,421,000 13.a. (1) Noninterest-bearing (7) 6631 9,910,000 13.a.(1) (2) Interest-bearing 6636 17,511,000 13.a.(2) b. Not applicable 14. Federal funds purchased and securities sold under agreements to repurchase: a. Federal funds purchased (8) B993 0 14.a. b. Securities sold under agreements to repurchase (9) B995 0 14.b. 15. Trading liabilities (from Schedule RC-D) 3548 0 15. 16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M) 3190 0 16. 17. and 18. Not applicable 19. Subordinated notes and debentures (10) 3200 0 19. 1. Includes cash items in process of collection and unposted debits. 2. Includes time certificates of deposit not held for trading. 3. Institutions should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B. 4. Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities. 5. Includes all securities resale agreements, regardless of maturity. 6. Institutions should report in items 3.b and 11 amounts net of any applicable allowance for credit losses. 7. Includes noninterest-bearing demand, time, and savings deposits. 8. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money." 9. Includes all securities repurchase agreements, regardless of maturity. 10. Includes limited-life preferred stock and related surplus.

FFIEC 041 Page 17 of 86 RC-2 Schedule RC—Continued Dollar Amounts in Thousands RCON Amount Liabilities—continued 20. Other liabilities (from Schedule RC-G) 2930 2,688,000 20. 21. Total liabilities (sum of items 13 through 20) 2948 30,109,000 21. 22. Not applicable Equity Capital Bank Equity Capital 23. Perpetual preferred stock and related surplus 3838 0 23. 24. Common stock 3230 2,127,000 24. 25. Surplus (exclude all surplus related to preferred stock) 3839 934,000 25. 26. a. Retained earnings 3632 6,641,000 26.a. b. Accumulated other comprehensive income (1) B530 (31,000) 26.b. c. Other equity capital components (2) A130 0 26.c. 27. a. Total bank equity capital (sum of items 23 through 26.c) 3210 9,671,000 27.a. b. Noncontrolling (minority) interests in consolidated subsidiaries 3000 0 27.b. 28. Total equity capital (sum of items 27.a and 27.b) G105 9,671,000 28. 29. Total liabilities and equity capital (sum of items 21 and 28) 3300 39,780,000 29. Memoranda To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of RCON Number 6724 NA M.1. 1a = An integrated audit of the reporting institution’s financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution 1b =An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution 2a =An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately) 2b = An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately) 3 = This number is not to be used 4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority) 5 = Directors’ examination of the bank performed by other external auditors (may be required by state-chartering authority) 6 = Review of the bank’s financial statements by external auditors 7 = Compilation of the bank’s financial statements by external auditors 8 = Other audit procedures (excluding tax preparation work) 9 = No external audit work To be reported with the March Report of Condition. 2. Bank's fiscal year-end date (report the date in MMDD format) RCON Date 8678 NA M.2. 1. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments. 2. Includes treasury stock and unearned Employee Stock Ownership Plan shares. 06/2012